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                                                             EXHIBIT 1.A (10)(B)
VARIABLE UNIVERSAL LIFE INSURANCE            TO: NATIONAL LIFE INSURANCE COMPANY
APPLICATION - PART A                                   Montpelier, Vermont 05604
                                                                  (802) 229-3333

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Application Number:                      Agency Name and Number:                  Pension Code:                Policy Number

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A. PROPOSED INSURED INFORMATION:                                   B. POLICY INFORMATION:

   1. Name: (Print first, middle, last)                               1. Plan:

      ------------------------------------------------                ------------------------------------------------------------
   2. Social Security Number:                                         2. (Check one.) [] Sex Distinct [] Sex Neutral

      ------------------------------------------------                ------------------------------------------------------------
   3. Birthdate: (mm/dd/yyyy)                                         3. Amount:  $

                                                                      ------------------------------------------------------------
                                                                      4. Death Benefit Option: (Check one.)
      ------------------------------------------------                   [] Option A - Face Amount
   4. Birthplace: (State or Foreign Country)                             [] Option B - Face Amount, plus Accumulated Value

      ------------------------------------------------                -------------------------------------------------------------
   5. Sex: [] Male [] Female                                          5. Additional Benefits:

      ------------------------------------------------                   [] Waiver of Monthly Deductions
   6. Issue policy at age:                                               [] Accidental Death Benefit          $
                                                                                                               -------------------
      ------------------------------------------------                   [] Guaranteed Death Benefit
   7. Residence Address: (Give street and number,                        [] Guaranteed Insurability Option    $
      city or town, state and zip code.)                                                                       -------------------
                                                                         []
                                                                           -------------------------------------------------------
                                                                         []
                                                                         ---------------------------------------------------------

                                                                      6. Premium Information:
      ------------------------------------------------
   8. Employment Information:                                            a.  Premium Interval:
      a. Employer:                                                           (Check one box and provide requested information.)

                                                                             []   Annual                                 12 Months
      b. Kind of Business:                                                   []   Semiannual                              6 Months
                                                                             []   Quarterly                               3 Months
                                                                             []   Monthly (Group & Pension)                1 Month
      c. Business Address:                                                   []   COM (No., if existing):                  1 Month
                                                                                                          -------------
                                                                             []   Single Premium


                                                                         b.  Planned Periodic Premium: $

      d. How long employed by present employer?                          c.  Special Billing Type:
                                               -------                       (Not available for Pension)
                                                                             [] Group No.:
                                                                                                             ---------------------
     e. Occupation:                                                          [] Government Allotment
                                                                             [] Payroll Deduction No.:
                                                                                                             ---------------------
     f. Specific duties:

                                                                         d.  Send premium notices to:
                                                                             (Indicate address below)
                                                                             [] Residence (See A. 7.)
                                                                             [] Business (See A.8.c.)
                                                                             [] Owner's (See D. 2.)
                                                                             [] Other: (Give name and address.)
     g. Length of time in present position?
     h. Any change contemplated?
        (If 'Yes,' explain in section 1, Remarks.)    [] Yes [] No
     i. Is the Proposed Insured actively at work at the customary workplace and actually doing the usual duties and
        functions required by the position during the normal
        work hours and weekly period?
        (If 'No,' explain in section 1, Remarks.)     [] Yes [] No

      ------------------------------------------------------------
   9. Smoker Status: Does the Proposed Insured now use nicotine products in any form (cigarettes, chewing tobacco, pipe, "the patch," etc.) or has the Proposed Insured used nicotine products in any form within the last 12 months?

      (If 'Yes,' explain in section 1, Remarks.)      [] Yes [] No
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7160NY(0795)A                                                    Cat.  No. 43814
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Application No.:
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C. INVESTMENT INFORMATION:                                         C. INVESTMENT INFORMATION: Continued
   1. Has the Applicant received a prospectus?                        6. Dollar Cost Averaging:
                                           [] Yes [] No                  Once each month, the Accumulated Value in the
      --------------------------------------------------------           amount designated below is to be transferred from the
   2. Does the Applicant understand that the Cash                        Money Market Sub-Account to the other Sub-Accounts
      Surrender Value and Death Benefit may increase or                  as apportioned below.
      decrease, or the duration of the Death Benefit may
      vary, based on the policy's investment return?                     a. Allocation:
                                           [] Yes [] No                     (The TOTAL allocation amount may not be less than $100.)
      --------------------------------------------------------              MARKET STREET FUND:
   3. Does the Applicant believe that this policy will meet                 [] Common Stock Sub-Account               $
      his or her insurance needs and financial objectives?                                                              ------------
                                           [] Yes [] No                     [] Aggressive Growth Sub-Account          $
      --------------------------------------------------------                                                          ------------
   4. Allocation:                                                           [] Managed Sub-Account                    $
                                                                                                                        ------------
      a. Allocate net premium accordingly: (Use only whole                  [] Bond Sub-Account                       $
                                                                                                                        ------------
         percentages. If a fund is chosen, allocation may                   [] International Sub-Account              $
         not be less than 5%.)                                                                                          ------------
                                                                            [] Sentinel Growth Sub-Account            $
         MARKET STREET FUND:                                                                                            ------------
         [] Money Market Sub-Account                           %            FIDELITY INVESTMENTS (VIP FUNDS):
                                                        -------             [] Equity-income Sub-Account              $
         [] Common Stock Sub-Account                           %                                                        ------------
                                                        -------             [] Overseas Sub-Account                   $
         [] Aggressive Growth Sub-Account                      %                                                        ------------
                                                        -------             [] Growth Sub-Account                     $
         [] Managed Sub-Account                                %                                                        ------------
                                                        -------             [] High Income Sub-Account                $
         [] Bond Sub-Account                                   %                                                        ------------
                                                        -------             THE ALGER AMERICAN FUND:
         [] International Sub-Account                          %            [] Growth Sub-Account                     $
                                                        -------                                                         ------------
         [] Sentinel Growth Sub-Account                        %            [] Small Capitalization Sub-Account       $
                                                        -------                                                         ------------
         FIDELITY INVESTMENTS (VIP FUNDS):                                  OTHER: (As available.)
         [] Equity-Income Sub-Account                          %
                                                        -------             []                                        $
         [] Overseas Sub-Account                               %               -----------------------------------      ------------
                                                        -------             []                                        $
         []  Growth Sub-Account                                %               -----------------------------------      ------------
                                                        -------             []                                        $
         []  High Income Sub-Account                           %               -----------------------------------      ------------
                                                                            []                                        $
         THE ALGER AMERICAN FUND:                                              -----------------------------------      ------------
         [] Growth Sub-Account                                 %         b. TOTAL Allocation:                         $
                                                        -------          -----------------------------------------------------------
         [] Small Capitalization Sub-Account                   %
                                                        -------
         NATIONAL LIFE INSURANCE COMPANY:
         [] General Account                                    %
                                                        -------
         OTHER:  (As available.)
         []                                                    %
            ------------------------------------------  -------
         []                                                    %
            ------------------------------------------  -------
         []                                                    %
            ------------------------------------------  -------
         []                                                    %
            ------------------------------------------  =======
                                                 TOTAL:     100%


      b. Does the Applicant elect that all Monthly Deduction charges be deducted from the General Account and all Sub-Accounts of the Separate Account in proportion to the distribution of the Accumulated Value on the date of the deduction?
                                           [] Yes [] No

         Otherwise, the Monthly Deduction charges will be
         deducted from the Money Market Sub-Account to the
         extent the Accumulated Value in such Sub-Account
         is sufficient to pay such charges.
      -----------------------------------------------------------------
   5. Portfolio Rebalancing:
      Does the Applicant request Portfolio Rebalancing,
      through which the Accumulated Values in the Sub-Accounts
      of the Separate Account will be automatically reallocated
      every six months according to the net premium allocation
      percentages provided in section C.4.a of this application?
                                           [] Yes [] No
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7160NY(0795)A                                                    Cat.  NO. 43814


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Application No.:
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D. OWNER INFORMATION:                                            D. OWNER INFORMATION: Continued

   1. Owner: (Select one and provide requested information.         2. Address: (Give street and number city or town, state and
      Owner may not be a minor.)                                       zip code.)

      [ ] INSURED
      [ ] OTHER INDIVIDUAL (Name, Date of Birth &
          Relationship)
                                                                    3. Social Security or Taxpayer ID Number:
          --------------------------------------------------,          (Complete IRS form W-9.)
          while living, thereafter (Name, Date of Birth &
          Relationship)                                                -------------------------------------------------------
                                                                 E. BENEFICIARY INFORMATION:
          --------------------------------------------------,
          contingent owner, while living, and thereafter            1. Beneficiary: (Check only one of the following boxes, and
          (Check one.)                                                 provide information requested.)
          [ ] Insured.
          [ ] Estate of last survivor of the named owners.             The right to change the beneficiary is reserved.

              Note: If neither box is checked, the final owner         [ ] CORPORATION described in section D.
                    is the executors or administrators of last
                    survivor of the named owners.                      [ ] PARTNERSHIP described in section D.

      [ ] CORPORATION (Full Legal Name)                                [ ] LIMITED PARTNERSHIP described in section D.

          --------------------------------------------------           [ ] LIMITED LIABILITY COMPANY described in     section D.

          --------------------------------------------------,          [ ] TRUST described in section D.

          incorporated in (State)___________________________,          [ ] QUALIFIED PENSION OR PROFIT SHARING TRUST
          its successors or assigns.                                           described in section D.

      [ ] PARTNERSHIP (Full Legal Name)                                Note: If the policy is owned by a qualified pension or
                                       ---------------------                 profit sharing plan, all payments are protected by the
                                                                             Spendthrift Provision.
          --------------------------------------------------,
                                                                       [ ] (Give full names, addresses, dates of birth, and
          a partnership of (City & State)                                   relationships to Proposed Insured.)
                                         -------------------,
                                                                           First -
          _________________________________________or any
          successor partnership doing business in said city
          under said name.

      [ ] LIMITED PARTNERSHIP (Full Legal Name)
                                               -------------

          --------------------------------------------------,
          a (State)
                   -----------------------------------------
          Limited Partnership, its successors or assigns.

      [ ] LIMITED LIABILITY COMPANY (Full Legal Name)                      Second-

          --------------------------------------------------,
          a (State)
                   -----------------------------------------,
          Limited Liability Company, its successors or assigns.

      [ ] TRUST (Name of Trustee(s))
                                    ------------------------

          --------------------------------------------------,
          trustee(s) under an instrument of trust between

          (Name of Trustor)
                           ---------------------------------

          --------------------------------------------------
          and said trustee(s), named (Name of Trust)

          --------------------------------------------------

          --------------------------------------------------,
          and dated (Date of Trust)
                                   -------------------------,
          as heretofore or hereafter amended if trust is
          amendable, or the successor(s) in said trust or
          assigns.
                                                                           Payment will be shared equally by all First
      [ ] QUALIFIED PENSION OR PROFIT SHARING TRUST                        beneficiaries who survive the Insured; if none, by all
          (Name of Trust Agreement)                                        Second beneficiaries who so survive; if none, payment
                                                                           will be made to the Owner or executors or administrators
          --------------------------------------------------               of the Owner's estate.

      [ ] AS PER SUPPLEMENTAL REQUEST.                                 [ ] As per supplemental request.
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716ONY(0795)A                                                                                                        Cat. No. 43814
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F.   PROPOSED INSURED ADDITIONAL INFORMATION:                     G.   REPLACEMENT INFORMATION:
                                                                        (If either question 1 or 2 is answered 'Yes,' provide the
     (If 'Yes,' is selected for questions 1, 2 or 3 below,              information requested below. The agent will provide you
     give details in section I, Remarks.)                               with any replacement forms required by law.)

     1.  Have you ever applied for life, health or disability           1. Has there been or will there be a lapse, surrender,
         insurance or reinstatement of life, health or                     replacement, reissue, conversion, or change to reduce
         disability insurance which was declined, postponed or             amount, premium or period of coverage of any existing
         modified in any way?                                              life, disability or annuity contract if the applied
                                                [ ] Yes [ ] No             for policy or rider is issued?
         ------------------------------------------------------                                                   [ ] Yes [ ] No
     2.  Are you or do you have any intention of becoming a                ------------------------------------------------------
         member of a military organization?                             2. Will there be any substantial borrowing on any life
                                                [ ] Yes [ ] No             insurance policy if the applied for policy or rider is
         ------------------------------------------------------            issued?
     3.  Have you had any moving vehicle violations or had your                                                   [ ] Yes [ ] No
         motor vehicle driving license suspended or revoked
         during the last two years or have you been convicted           Company Name(s) and Policy Number(s):
         of Driving Under the Influence during the last 5
         years?
                                                [ ] Yes [ ] No
         ------------------------------------------------------
     4.  In the past six months have there been or are there
         now pending other negotiations for life or disability
         insurance?
                                                [ ] Yes [ ] No

            (If 'Yes,' list companies, amounts, purpose and total amount to be purchased in section I, Remarks.)

      (If 'Yes,' is selected for questions 5, 6 or 7, complete
      form 1480, Avocation, Aviation & Foreign Travel
      Supplemental Application.)
     --------------------------------------------------------
     5.  Have you within the last three years participated in
         or do you intend to participate in any motor powered
         racing, scuba, skin or sky diving, rodeos, hang
         gliding, or any other avocation generally considered
         hazardous?
                                                [ ] Yes [ ] No
         ------------------------------------------------------
     6.  Have you within the last three years been or do you
         have any intention of becoming a pilot, student pilot
         or crew member of any type of aircraft?
                                                [ ] Yes [ ] No
         ------------------------------------------------------
     7.  Do you intend to travel or reside outside the USA?
                                                [ ] Yes [ ] No
         ------------------------------------------------------
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H.   LIFE INSURANCE IN FORCE: Indicate Type of Insurance: B = Business, G = Group, P = Personal

MUST indicate 'NONE,' if no insurance.            Total Amount        Total with Waiver    Total Accidental    Date of   Paid to
Company Name:                           Type      Life Insurance:     of Premiums:         Death Benefit:      Issue:    Date:
                                                 $                   $                    $







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I.   REMARKS: (An additional sheet of paper may be attached, if necessary.)







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716ONY(0795)A                                                                                                        Cat. NO. 43814
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
J.   PROPOSED INSURED'S AGREEMENT:

     AUTHORIZATION TO RELEASE INFORMATION:
     I, the Proposed Insured, hereby authorize any licensed physician, medical practitioner, hospital, clinic or other medical or medically related facility, insurance company, the Medical Information Bureau or other organization, institution or person, that has any records or knowledge of me or my health, to give to the National Life Insurance Company or its reinsurers any such information. I authorize National Life to request a copy of my driving abstract from the state motor vehicle department.

     In addition, I authorize the National Life Insurance Company to obtain an investigative consumer report. I also acknowledge receipt of copies of the Prenotifications relating to investigative consumer reports and the Medical Information Bureau.

     A photographic copy of this authorization shall be as valid as the original.

K.   PROPOSED INSURED'S AND APPLICANT'S CERTIFICATION AND AGREEMENT:

     The statements and answers on Part A of this application are, to the best knowledge and belief of the Proposed Insured, complete and true. They, together with the statements and answers on Part B of this application, shall be a part of the contract of insurance if one is issued. The Applicant, if someone other than the Proposed Insured, agrees to be bound by all statements and answers signed by the Proposed Insured in Parts A and B of this application.

L.   APPLICANT'S AGREEMENT:

     National Life Insurance Company (the Company) may make administrative corrections and changes to this application. These, if any, are noted on the "Application Amendment" page which is attached to the policy at issue. Acceptance of any policy issued on this application will ratify and will be notice of any such change made. Any change of amount, age at issue, class of risk, plan of insurance or benefits must be ratified in writing.

     The Agent taking this application has no authority to make, change or discharge any contract hereby applied for. The Agent may not extend credit on behalf of the Company. No statement made to or information acquired by any representative of the Company shall bind the Company unless set out in writing in Parts A or B of this application.

     Except as provided in the Receipt and Temporary Life Insurance Agreement, the Company shall incur no liability under any policy issued on this application unless and until:

     a.   such policy is delivered to the Owner, and

     b. the first premium is paid prior to any change in the Proposed Insured's good health and insurability.

     I have paid $ ___________________ for Variable Universal Life Insurance with this application.

     I have received the Receipt and Life Insurance Agreement. I have read it. I understand it.

     I have received and understand a current prospectus for the contract and its underlying accounts, which describes the variable nature of this product and the utilization of a Separate Account.

     I understand I have the right to request in writing a report which projects future death benefits, policy values, and cash surrender values for this policy. The Company may charge a reasonable fee for this report, not to exceed $25.

M.   SIGNATURES:

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     Signed at (City & State)                                date (mm/dd/yyyy)
                              ------------------------------                   ------------------

     FULL NAME OF PROPOSED INSURED: (Print below)     APPLICANT: (Sign name in full below)

     --------------------------------------------     -------------------------------------------

     PROPOSED INSURED*: (Sign name in full below)

     --------------------------------------------

     SOLICITING AGENT: (Sign name in full below)

     --------------------------------------------
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  * Only one signature is required when the Proposed Insured is the Applicant.
                  Parent must sign for Proposed Minor Insured.

7160NY(0795)A                                                    Cat.  NO. 43814